JOHN HANCOCK BOND TRUST


                            Majority Written Consent
                            ------------------------
              Changing the Name of a Series of Shares of the Trust
              ----------------------------------------------------

         The Trustees of John Hancock Bond Trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated July 1, 1996, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock High Yield Bond Fund to John Hancock High Yield Fund effective as of April 26, 2004.

         IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 5th day of April, 2004.


/s/Maureen Ford Goldfarb                                /s/Charles L. Ladner
------------------------                                --------------------
Maureen Ford Goldfarb                                   Charles L. Ladner

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Norman H. Smith
------------------------                                ------------------
William H. Cunningham                                   Norman H. Smith

/s/Ronald R. Dion                                       /s/John P. Toolan
------------------                                      -----------------
Ronald R. Dion                                          John P. Toolan



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


S:\Corporate Secretary\DECTRUST\AMENDMTS\DECTRUST\High Yld Bond name change 4_26_04.DOC